UNCONDITIONAL GUARANTY

DATED:                  MAY 7, 1999
BORROWERS:              CARROLL'S FOODS, INC., CARROLL'S REALTY, INC.,
                        AND CARROLL'S REALTY PARTNERSHIP
GUARANTOR:              CARROLL'S TURKEYS, INC.
LENDER:                 CAPE FEAR FARM CREDIT, ACA, FAYETTEVILLE, CUMBERLAND
                        COUNTY, NC 28302


                             PRELIMINARY STATEMENT

      A. Lender previously has made, pursuant to that certain Consolidating Loan Agreement dated as of August 28, 1998 by and among Lender, Borrowers and others (the "Loan Agreement"), loans to Borrowers as follows:

            (i) A revolving line of credit in the original principal amount of up to $65,000,000 (the "Operating RLOC"),

            (ii) A revolving line of credit in the original principal amount of up to $80,000,000 (the "Evergreen RLOC"), and

            (iii) A revolving line of credit in the original principal amount of up to $50,000,000 (the "Stock Loan").

      B. Smithfield Foods, Inc. and/or certain of its subsidiaries/affiliates (the "SF Acquiring Parties") have entered into certain transactions (the "Transactions") with Borrowers and/or certain of their affiliates (the "SF Acquired Parties"), (which transactions are more specifically described on Exhibit A attached hereto and incorporated herein by reference) whereby the SF Acquiring Parties will own, as their interests appear, all of the stock of the SF Acquired Parties.

      C. Lender has previously provided its consent to the Transactions and waiver of certain violations of or defaults under the Loan Agreement which would have occurred as a result of the Transactions, which consent and waiver was provided by letter dated May 3, 1999 from Lender to C. Larry Pope, Vice President-Finance, Smithfield Foods, Inc. (the "Waiver and Consent Letter"), a copy of which is attached hereto as Exhibit B; PROVIDED HOWEVER, that such consent and waiver was conditioned, among other things, upon a guaranty by Smithfield Foods, Inc. of all obligations of Borrowers to Lender arising under or in connection with the Operating RLOC and the Evergreen RLOC.

      D. As an aspect of the Transactions, Guarantor has acquired essentially all of the assets of Carroll's Processing, Inc., a guarantor of the Operating RLOC and the Evergreen RLOC, and Lender has required, as a consequence thereof, that Guarantor provide its guaranty of said loans as a condition of the release of Carroll's Processing, Inc.

      E. Contemporaneously herewith, Lender, Borrowers and others have entered into a modification of the Loan Agreement which provides, among other things, for the termination of the Stock Loan.

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      NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, and in order to induce Lender, from time to time, in its sole discretion to extend or continue to extend credit (with or without security) to and/or to engage in business transactions and enter into various contractual relationships with Borrowers (without limiting the generality of the foregoing) this Unconditional Guaranty is being given in order to induce Lender to enter into certain amendments to the Loan Agreement and loan documents related thereto (the "Loan Documents"), to loan and continue to loan money; renew, extend or modify loans and/or otherwise extend credit or forbearance(s) and otherwise to deal with Borrowers, Guarantor hereby absolutely and unconditionally guarantees to Lender and its successors and assigns, the due and punctual payment and performance of all liabilities and obligations of Borrowers to Lender, primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether arising out of contract(s), tort(s) or otherwise, whether created directly with Lender or acquired by Lender through assignment, endorsement or otherwise; whether matured or unmatured; whether absolute or contingent; whether joint or several; as and when the same become due and payable (whether by acceleration or otherwise), together with all interest, prepayment penalties or finance charges thereon, costs of court and the reasonable attorneys' fees of Lender related thereto or arising in accordance with the terms of any such instruments, accounts receivable and other security agreements and/or other contracts evidencing any such indebtedness, obligations or liabilities, including all renewals, extensions and/or modifications thereof to the extent that any or all of the foregoing arise from or are related to Borrowers' obligations under the Operating RLOC and the Evergreen RLOC (all such liabilities and obligations of Borrowers to Lender, hereinafter collectively being termed "Obligations of Borrowers").

      Further, whether or not suit is brought by Lender to acquire possession of collateral or to enforce collection of any unpaid balance(s) hereunder, Guarantor expressly hereby agrees to pay all legal expenses and the reasonable attorneys' fees actually incurred by Lender.

      In order to implement the foregoing and as additional inducements to Lender, Guarantor further covenants and agrees:

1. This Unconditional Guaranty is and shall remain an unconditional and continuing guaranty of payment and not of collection, shall remain in full force and effect irrespective of any interruption(s) in the business or other dealings and relations of Borrowers with Lender and shall apply to and guarantee the due and punctual payment of all Obligations of Borrowers to Lender. To that end, Guarantor hereby expressly waives any right to require Lender to bring any action against Borrowers or any other guarantor, or any one or more of them, or any other person(s) or to require that resort be had to any security or to any balance(s) of any deposit or other account(s) or debt(s) or credit(s) on the books of Lender in favor of Borrowers, or any one or more of them, or any other person(s). Guarantor acknowledges that its liabilities and obligations hereunder are primary rather than secondary. To that end and without limiting the generality of the foregoing, Guarantor herewith expressly waives any rights it otherwise might have had under provisions of G.S. SECTION 26-7, ET SEQ., AND/OR OTHER NORTH CAROLINA LAWS to require Lender to attempt to recover against Borrowers, or any one or more of them and/or realize upon any securities or collateral security which Lender holds for the Obligations of Borrowers.


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2. TIME IS OF THE ESSENCE HEREOF. Any notice(s) to Guarantor shall be sufficiently given to the Guarantor and deemed to have been received and to be effective on the day on which delivered to the Guarantor c/o___________________ _________________________________________________________________ or if sent by certified mail, return receipt requested, to such address, on the day of delivery or refusal of delivery as evidenced by the return receipt therefor.

3. No waivers or modifications of this Unconditional Guaranty shall be valid unless they are reduced to writing, duly executed by the party to be charged thereby, and expressly approved in writing by an officer of Lender actually involved in the transactions being guaranteed hereby.

4. All moneys available to and/or received by Lender for application toward payment of (or reduction of) the Obligations of Borrowers may be applied by Lender to such individual debt(s) in such manner, and apportioned in such amount(s) and at such time(s) as Lender, in its sole discretion, may deem suitable or desirable.

5. Guarantor agrees that in the event judgment or any court order for turnover or recovery is entered against Lender (whether by consent, compromise settlement or otherwise) pursuant to any section of Chapter 5 of the United States Bankruptcy Code for the amount of any monetary payment or transfer of any property (whether real, personal or mixed, tangible or intangible, or the value thereof) made to Lender by or on behalf of any Borrower and/or Guarantor for credit to the Obligations of Borrowers, then in such event (and notwithstanding the prior discharge or satisfaction in whole or in part of any or all the Obligations of Borrowers due Lender, or the written or stamped notation of cancellation, release or satisfaction affixed to this Unconditional Guaranty or any instrument of indebtedness evidencing the Obligations of Borrowers, or any prior notice of termination of this Unconditional Guaranty as to future Obligations of Borrowers), the amount or value of any such payments or property recovered from Lender shall be deemed to be Obligations of Borrowers and this Unconditional Guaranty and the liabilities of Guarantor hereunder shall continue and remain in full force and effect as to the same, together with interest thereon from date of recovery at the rate(s) applicable to the Obligations of Borrowers to which such payments or transfers in connection therewith were credited.

6. Guarantor acknowledges that any attempted termination of liability hereunder shall not release Guarantor from full liability for Obligations of Borrowers hereby guaranteed and then in existence or from any renewal(s) or extension(s) thereof in whole or in part whether such renewals or extensions are made before or after the effective date of such termination, and with or without notice to Guarantor, except as may be specifically agreed to in writing by Lender hereafter.

7. Guarantor agrees that its liability hereunder shall not be diminished by any failure on the part of Lender to perfect (by filing, recording or otherwise) any security interest(s) it may have in any property securing this Unconditional Guaranty and/or the Obligations of Borrowers secured hereby and hereunder.

8. Guarantor agrees that the whole or any part of the security now or hereafter held for the Obligations of Borrowers may be exchanged, compromised, or surrendered from time to time; that Lender shall have no obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held for the Obligations of Borrowers or the properties subject thereto; that the time or place of payment of the Obligations of Borrowers may be changed or

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extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; that Borrowers may be granted indulgences generally; that any of the provisions of any loan agreement, note, or any other documents executed in connection with the Obligations of Borrowers, may be modified, amended or waived; that any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or released; all without notice to or further assent by Guarantor, who shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence, or release.

9. Guarantor further hereby consents and agrees that Lender may at any time, or from time to time, in its sole discretion: (i) extend or change the time of payment, and/or the manner, place or terms of payment of any or all of the Obligations of Borrowers; (ii) exchange, release and/or surrender all or any of the collateral security, or any part(s) thereof, by whomsoever deposited, which is or hereafter may be held by it in connection with all or any of the Obligations of Borrowers and/or any liabilities of Guarantor hereunder; (iii) sell or otherwise dispose of and/or purchase all or any of such collateral at public or private sale, or to or through any investment securities broker, and after deducting all costs and expenses of every kind for collection, preparation for sale, sale or delivery, the net proceeds of any such sale(s) or other disposition may be applied by Lender upon all or any of the Obligations of Borrowers; and (iv) settle or compromise with Borrowers, any insurance carrier and/or any other person(s) liable thereon, any and all of the Obligations of Borrowers, and/or subordinate the payment of all or any part of same, to the payment of any other debts or claims, which may at any time(s) be due or owing to Lender and/or any other person(s); all in such manner and upon such terms as Lender may deem proper and/or desirable, and without notice to or further assent from Guarantor, it being agreed that Guarantor shall be and remain bound upon this Unconditional Guaranty irrespective of the existence, value or condition of any collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, sale or other disposition, application, renewal or extension. Further, this Unconditional Guaranty shall not be construed to impose any obligation on Lender to extend or continue to extend credit or otherwise to deal with Borrowers, or any of them, at any time.

10. This Unconditional Guaranty covers all Obligations of Borrowers purporting to be created or undertaken on behalf of Borrowers by any of their respective officers, partners, managers or agents, without regard to the actual authority of any such officers, partners, managers or agents, whether or not corporate, partnership or other resolutions authorizing any such actions of the respective Borrower, proper or otherwise, are given by the Borrowers, or any one or more of them, to Lender, and/or whether or not such purported organizations are legally chartered or organized.

11. This Unconditional Guaranty shall be binding upon Guarantor, and the successors and assigns of Guarantor and it shall inure to the benefit of, and be enforceable by Lender, and its successors, transferees and assigns. It further shall be deemed to have been made under and shall be governed by the laws of the State of North Carolina in all respects, including matters of construction, validity and performance.

12. All terms or expressions contained herein which are defined in Article 1, 3 or 9 of the North Carolina Uniform Commercial Code shall have the same meaning herein as in said Articles of said Code.

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13. No waiver by Lender of any default(s) by Guarantor or Borrowers shall operate as a waiver of any other default or of the same default on a future occasion. Use of the masculine or neuter pronoun herein shall include the masculine, feminine and neuter, and also the plural. Lender, or any other holder hereof, may correct patent errors in this Unconditional Guaranty.

14. Guarantor hereby waives: (i) notice of acceptance of this Unconditional Guaranty; (ii) notice(s) of extensions of credit and/or continuations of credit extensions to Borrowers by Lender; (iii) notice(s) of entering into and engaging in business transactions and/or contractual relationships and any other dealings between Borrowers, any other guarantor or any one or more of them, and Lender;
(iv) presentment and/or demand for payment of any of the Obligations of Borrowers; (v) protest or notice of dishonor or default to Guarantor or to any other person with respect to any of the Obligations of Borrowers; and (vi) any demand for payment under this Unconditional Guaranty.

15. Any indebtedness of Borrowers, or any one or more of them, to the Guarantor now or hereafter existing, together with any interest thereon, shall be, and such indebtedness hereby is, deferred, postponed and subordinated to the Obligations of Borrowers; provided, however, that until notice of a default in the Obligations of Borrowers has been given to Guarantor, Borrowers, or any one or more of them, may repay such indebtedness as and when the same becomes due unless such repayment would result in a default in the Obligations of Borrowers. Any lien or charge on any collateral, all rights therein and thereto, and on the revenue and income to be realized therefrom, which Guarantor may have or obtain as security for any loans shall be, and such lien or charge hereby is, subordinated to the liens and rights of Lender under the Loan Documents and to the Obligations of Borrowers.

16. Guarantor hereby waives and renounces any and all rights it has or may have for subrogation, indemnity, reimbursement or contribution against Borrowers, or any of them, for amounts paid under this Unconditional Guaranty unless and until all Obligations of Borrowers have been satisfied and paid in full. This waiver is expressly intended to prevent Guarantor from constituting a creditor of Borrowers, or any of them, in respect of such reimbursement within the meaning of Section 547(b) of the Bankruptcy Code in the event of a subsequent case involving Borrowers, or any of them.

17. In the event any provision(s) of this instrument should be left blank or incomplete, Guarantor hereby authorizes and empowers Lender to supply and complete the necessary information to complete or fill in the blank provision(s).

18. Guarantor shall be in default under this Unconditional Guaranty upon the happening of any of the following events, circumstances or conditions; namely:

            (a) Default in the payment or performance of any of the obligations or of any covenant, warranty or liability contained or referred to herein or discovery of any material misrepresentation made or furnished to Lender by or on behalf of Borrowers or Guarantor in connection with this Unconditional Guaranty; or

            (b) The occurrence of any Event of Default under the Loan Agreement, as the same may be amended from time to time, or any of the other Loan Documents (as defined in the Loan Agreement).

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19. Upon the occurrence of any of the foregoing events, circumstances, or conditions of default, all of the obligations evidenced herein and secured or guaranteed hereby shall be due and payable immediately without notice. Further, Lender then shall have all of the rights and remedies of a Secured Party hereunder and all of the rights and remedies of a Secured Party and/or Holder-in-Due-Course under the North Carolina Uniform Commercial Code and/or under other laws of North Carolina.

WITNESS the Hand(s) and Seal(s) of the undersigned, this Unconditional Guaranty being executed and delivered on the date first above written.

ATTEST:                                            Carroll's Turkeys, Inc.

/s/ Michael H. Cole                                By: /s/ Aaron D. Trub
--------------------------                            --------------------------
Assistant Secretary                                    Aaron D. Trub
[CORPORATE SEAL]                                       President

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